UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2006

PBG 401(k) Program
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14893	13-4038356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Pepsi Way, Somers, New York		10589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 767-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 4.01 Changes in Registrant's Certifying Accountant.

Explanatory Note.

On June 6, 2005, the PBG 401(k) Program (the "Plan") filed a Current Report on Form 8-K (the "June 8-K") with the Securities and Exchange Commission (the "SEC") disclosing that KPMG LLP had been terminated as the independent auditors of the Plan, effective upon the filing of the Form 5500 in respect of the 2004 Plan year, which occurred on October 17, 2005 (the "Termination Date"). On October 21, 2005, the Plan filed an amendment to the June 8-K to update the disclosure contained in the June 8-K for the period through the Termination Date. In follow up to the June 8-K, this Form 8-K discloses that J.H. Cohn LLP has been engaged as the independent auditors of the Plan for the 2005 Plan year.

Item 4.01 Changes in Registrant's Certifying Accountant.

At a meeting held on February 2, 2006, the Audit and Affiliated Transactions Committee of the Board of Directors of The Pepsi Bottling Group, Inc. approved the engagement of J.H. Cohn LLP ("Cohn") to audit the Plan’s financial statements for the 2005 Plan year. This engagement is effective as of February 2, 2006.

During the two most recent fiscal years, and through February 2, 2006, the Plan did not consult with Cohn regarding the application of accounting principles to any transaction (completed or proposed), the type of audit opinion that might be rendered on the Plan's financial statements, or any matter that was either the subject of a disagreement or a reportable event (as defined respectively in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K). The Plan provided Cohn with this Form 8-K prior to filing it with the SEC, and Cohn declined the opportunity to furnish the Plan with a letter addressed to the SEC containing any new information, clarification or disagreement with the disclosure set forth in this paragraph.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PBG 401(k) Program

February 3, 2006	By:	David Yawman

Name: David Yawman
Title: Vice President, Assistant General Counsel and Assistant Secretary, The Pepsi Bottling Group, Inc.